EXHIBIT 4.2

OXFORD RESOURCE PARTNERS, LP and

OXFORD RESOURCE FINANCE CORPORATION,

as Issuers,

and

ANY GUARANTOR PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of                 , 201

Junior Debt Securities

i

ii

iii

OXFORD RESOURCE PARTNERS, LP

OXFORD RESOURCE FINANCE CORPORATION

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of             , 201_

Section 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
Section 311(a)	7.11
(b)	7.11
Section 312(a)	2.6
(b)	10.3
(c)	10.3
Section 313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)(1)	7.6
(d)	7.6
Section 314(a)(1)	4.2
(a)(2)	4.2
(a)(3)	4.2
(a)(4)	4.2, 10.5
(b)	Not Applicable
(c)	Not Applicable
(d)	Not Applicable
(e)	10.5
(f)	Not Applicable
Section 315(a)	7.1
(b)	7.5
(c)	7.1
(d)	7.1
(e)	6.14
Section 316(a)	2.10
(a)(1)(a)	6.12
(a)(1)(b)	6.13
(b)	6.8
Section 317(a)(1)	6.3
(a)(2)	6.4
(b)	2.5
Section 318(a)	10.1

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Indenture dated as of             , 201_ among Oxford Resource Partners, LP, a Delaware limited partnership (the “Partnership”), Oxford Resource Finance Corporation, a Delaware corporation (the “Finance Corp” and, together with the Partnership, the “Issuers”), any Guarantors (as defined herein) party hereto and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States (“Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders and the related Guarantee, if any, issued under this Indenture.

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Issuers in respect of certain taxes imposed on the Holders specified therein and which are owing to such Holders.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Service Agent.

“Board of Directors” means, (i) with respect to the Partnership, the Board of Directors of the general partner of the Partnership or any duly authorized committee thereof, (ii) with respect to the Finance Corp, the board of directors of the Finance Corp or any duly authorized committee thereof, and (iii) with respect to a Guarantor, the board of directors or managers of such Guarantor or any duly authorized committee thereof, and, if such Guarantor is a limited partnership, the board of directors of its general partner.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the general partner of the Partnership or the Finance Corp, as the case may be, to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means , unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture hereto for a particular Series), any day except a Saturday, a Sunday or a legal holiday on which banking institutions in The City of New York or the Corporate Trust Office are authorized or required by law, regulation or executive order to close.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such person; and (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such Series by the Issuers, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Designated Senior Indebtedness” means any of our Senior Indebtedness that expressly provides that it is “designated senior indebtedness” for purposes of this Indenture (provided that the instrument, agreement or other document creating or evidencing such Senior Indebtedness may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.

“Dollars” and “$” means the currency of the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Finance Corp” means the party named as such above until a successor replaces it and thereafter means the successor.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America, including the Euro.

“Foreign Government Obligations” means, with respect to the Securities of any Series that are denominated in a Foreign Currency, (a) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (b) obligations of a person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clause (a) or (b), are not callable or redeemable at the option of the issuer thereof.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of this Indenture.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Guarantor” means each person that executes this Indenture as a guarantor and its respective successors and assigns, in each case until the Guarantee of such person has been released in accordance with the provisions of this Indenture; provided, however, that such person shall be a Guarantor only with respect to a Series of Securities for which such person has executed a Notation of Guarantee with respect to such Series.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the books of the Registrar.

“indebtedness” means, with respect to any person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such person for borrowed money (including obligations of the Issuers in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such person with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such person under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) all obligations of such person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such person in respect of, and obligations or liabilities (contingent or otherwise) of such person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses (a) through (d), (f) any indebtedness or other obligations described in clauses (a) through

(e) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such person, regardless of whether the indebtedness or other obligations secured thereby shall have been assumed by such person, and (g) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

“interest,” with respect to any Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Issuers” means the Partnership and the Finance Corp.

“Issuer Order” means a written order signed in the name of each of the Issuers by two of its Officers, one of whom must be a Principal Officer.

“Issuer Request” means a written request signed in the name of each of the Issuers by two of its Officers, one of whom must be a Principal Officer or a Vice President, and delivered to the Trustee.

“Maturity,” when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

“Notation of Guarantee” means a notation, substantially in the form of Exhibit A, executed by a Guarantor and affixed to each Security of any Series to which the Guarantee of such Guarantor under Article XII applies.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of (i) the general partner of the Partnership, (ii) the Finance Corp or (iii) a Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed on behalf of each of the Issuers by two of its Officers, one of whom must be a Principal Officer.

“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or a Guarantor.

“Partnership” means the party named as such above until a successor replaces it and thereafter means the successor; provided, however, that, for purposes of any provision contained herein which is required by the TIA, “Partnership” shall also mean each other obligor (if any), other than a Guarantor, of a Series of Securities.

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.

“Principal Officer” means, with respect to each Issuer, each of the Chief Executive Officer who is the principal executive officer and the Chief Financial Officer who is the principal financial officer of such Issuer.

“Representative” means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness, and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“Responsible Trustee Officer” means any officer of the Trustee in its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject and who shall have direct responsibility for the administration of this Indenture.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the debentures, notes or other debt instruments of the Issuers of any Series authenticated and delivered under this Indenture.

“Senior Indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on current or future Indebtedness of the Issuers, whether created, incurred, assumed, guaranteed or in effect guaranteed by the Issuers, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, Senior Indebtedness does not include: (i) Indebtedness that expressly provides that it shall not be senior in right of payment to the Securities or expressly provides that it is on the same basis or junior to the Securities; (ii) indebtedness of the Issuers to any of their majority-owned subsidiaries; and (iii) the Securities.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Issuers created pursuant to Sections 2.1 and 2.2 hereof.

“Significant Subsidiary” means any direct or indirect Subsidiary of the Partnership that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on the date hereof.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939as so amended.

“Trustee” means initially the person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“U.S. Government Obligations” means securities which are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which in the case of (a) and (b) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

Section 1.2. Other Definitions.

TERM	DEFINED IN SECTION
“Bankruptcy Law”	6.1
“Custodian”	6.1
“Event of Default”	6.1
“Guarantee”	13.1	(b)
“Judgment Currency”	10.16

“Legal Holiday”	10.7
“mandatory sinking fund payment”	11.1
“Market Exchange Rate”	10.15
“New York Banking Day”	10.16
“optional sinking fund payment”	11.1
“Paying Agent”	2.4
“Payment Blockage Notice”	12.2
“Registrar”	2.4
“Required Currency”	10.16
“Service Agent”	2.4
“successor Issuer person”	5.1
“successor Guarantor person”	5.3

Section 1.3. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligors” on the indenture securities means the Issuers and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA, and not otherwise defined herein, are used herein as so defined.

Section 1.4. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular; and

(e) provisions apply to successive events and transactions.

ARTICLE II.

THE SECURITIES

Section 2.1. Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth or determined in the manner provided in a Board Resolution, a supplemental indenture or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers’ Certificate or supplemental indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of this Indenture but all Securities issued hereunder shall be subordinate and junior in right of payment, to the extent and in the manner set forth in Article XII, to all Senior Indebtedness of the Issuers.

Section 2.2. Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.23) by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, a supplemental indenture or an Officers’ Certificate:

2.2.1. the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

2.2.2. the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

2.2.3. any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6);

2.2.4. the date or dates on which the principal of the Securities of the Series is payable;

2.2.5. the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

2.2.6. the place or places where the principal of, and premium, if any, and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities of such Series, any Guarantor in respect of any related Guarantee, and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

2.2.7. if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Issuers;

2.2.8. the obligation, if any, of the Issuers or any Guarantor to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies in which and the other terms and conditions upon which the Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

2.2.9. the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Issuers at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

2.2.10. if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the Securities of the Series shall be issuable;

2.2.11. the forms of the Securities of the Series and whether the Securities will be issuable as Global Securities;

2.2.12. if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2;

2.2.13. the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency;

2.2.14. the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the Series or any related Guarantee will be made;

2.2.15. if payments of principal of or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

2.2.16. the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

2.2.17. the provisions, if any, relating to any security provided for the Securities of the Series or any related Guarantee;

2.2.18. any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;

2.2.19. any addition to or change in the covenants set forth in Articles IV or V which applies to Securities of the Series;

2.2.20. any other terms of the Securities of the Series (which may supplement, modify or delete any provision of this Indenture insofar as it applies to such Series);

2.2.21. any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein;

2.2.22. the provisions, if any, relating to conversion of any Securities of such Series, including, if applicable, the conversion price, the conversion period, the securities or other property into which the Securities will be convertible, provisions as to whether conversion will be mandatory, at the option of the Holders thereof or at the option of the Issuers, the events requiring an adjustment of the conversion price and provisions affecting conversion if such Series of Securities are redeemed; and

2.2.23. whether the Securities of such Series are entitled to the benefits of the Guarantee of any Guarantor pursuant to this Indenture, whether any such Guarantee shall be made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such Guarantee.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officers’ Certificate referred to above.

Section 2.3. Execution and Authentication.

Any Officer shall sign the Securities for the Issuers and the Notation of Guarantee for any related Guarantee by manual or facsimile signature.

If an Officer whose signature is on a Security or a Notation of Guarantee no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Securities (and if applicable, the Notation of Guarantee for any related Guarantee) for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers’ Certificate, upon receipt by the Trustee of an Issuer Order. Such Issuer Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuers or their duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.2, except as provided in Section 2.8.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officers’ Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers’ Certificate complying with Section 10.4, and (c) an Opinion of Counsel complying with Section 10.4.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Issuers, any Guarantor or any Affiliates of the Issuers or any Guarantor.

Section 2.4. Registrar and Paying Agent.

The Issuers shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where Securities of such Series may be presented or surrendered for payment (the “Paying Agent”), where Securities of such Series may be surrendered for registration of transfer or exchange (the

“Registrar”) and where notices and demands to or upon the Issuers in respect of the Securities of such Series and this Indenture may be served (the “Service Agent”). The Partnership or any of its Subsidiaries may act as the Paying Agent, Registrar or Service Agent. The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Issuers will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent and Service Agent. If at any time the Issuers shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

The Issuers may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent and the term “Service Agent” includes any additional service agent.

The Issuers hereby appoint for each Series the Trustee as the initial Registrar and Paying Agent and the Partnership as the initial Service Agent, unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

Section 2.5. Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary of the Partnership) shall have no further liability for the money. If an Issuer, a Guarantor or a Subsidiary of the Partnership acts as the Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as the Paying Agent.

Section 2.6. Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

Section 2.7. Transfer and Exchange.

Where Securities of a Series are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.6 or 9.6).

Neither the Issuers nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

Section 2.8. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Issuers shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding. Each Guarantor with respect to such Series shall execute the Notation of Guarantee relating to such Security.

If there shall be delivered to the Issuers, any Guarantor and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding. Each Guarantor with respect to such Series shall execute the Notation of Guarantee relating to such Security.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.9. Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Issuers, any Guarantor, a Subsidiary of the Partnership or any Guarantor, or an Affiliate of the Issuers or any Guarantor) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

The Issuers may purchase or otherwise acquire the Securities, whether by open market purchases, negotiated transactions or otherwise. A Security does not cease to be outstanding because the Issuers, any Guarantor or an Affiliate of the Issuers or any Guarantor holds the Security.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

Section 2.10. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Issuers, any Guarantor or any Affiliate of the Issuers or any Guarantor shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that the Trustee knows are so owned shall be so disregarded.

Section 2.11. Temporary Securities.

Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities upon an Issuer Order. Each Guarantor shall execute the Notation of Guarantee, if any, relating to such Security relating to such temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare, each Guarantor shall execute the Notation of Guarantee, if any, relating to such definitive Security, and the Trustee upon request shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.12. Cancellation.

The Issuers or any Guarantor at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and deliver evidence of such canceled Securities to the Issuers, unless the Issuers otherwise direct; provided that the Trustee shall not be required to destroy Securities. The Issuers may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

If the Issuers default in a payment of interest on a Series of Securities, they shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of the Series on a subsequent special record date. The Issuers shall fix the record date and payment date. At least 10 days before the record date, the Issuers shall mail to the Trustee and to each Securityholder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Issuers may pay defaulted interest in any other lawful manner.

Section 2.14. Global Securities.

2.14.1. Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

2.14.2. Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.7 and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (a) such Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuers fail to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event, or (b) the Issuers execute and deliver to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.14.3. Legend. Unless otherwise provided pursuant to Section 2.2, any Global Security issued hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.”

2.14.4. Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

2.14.5. Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of, premium, if any, and interest, if any, on any Global Security shall be made to the Holder thereof.

2.14.6. Consents, Declaration and Directions. Except as provided in Section 2.14.5, the Issuers, any Guarantor, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.15. CUSIP Numbers.

The Issuers in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and provided, further, that any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE III.

REDEMPTION

Section 3.1. Notice to Trustee.

The Issuers may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Issuers want or are obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, they shall notify the Trustee of the redemption date and the principal amount of the Series of Securities to be redeemed. The Issuers shall give the notice at least 30 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

Section 3.2. Selection of Securities to be Redeemed.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officers’ Certificate, if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed in any manner that the Trustee deems fair and appropriate subject to the rules and procedures of the Depositary. The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000. Securities of the Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to the Securities of any Series issuable in other denominations pursuant to Section 2.2.10, the minimum principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to the Securities of a Series called for redemption also apply to portions of the Securities of that Series called for redemption.

Section 3.3. Notice of Redemption.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, at least 15 days but not more than 60 days before a redemption date, the Issuers shall mail a notice of redemption by first-class mail (or electronically in the case of Securities held in book entry form) to each Holder whose Securities are to be redeemed.

The notice shall identify the Securities of the Series to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) the name and address of the Paying Agent;

(d) that the Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e) that interest on the Securities of the Series called for redemption ceases to accrue on and after the redemption date;

(f) the CUSIP number, if any; and

(g) any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

At the Issuers’ request, the Trustee shall give the notice of redemption to the Holders in the name and at the expense of the Issuers.

Section 3.4. Effect of Notice of Redemption.

Once notice of redemption is mailed or published as provided in Section 3.3, the Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.

Section 3.5. Deposit of Redemption Price.

On or before 11:00 a.m., New York City time, on the redemption date, the Issuers or a Guarantor shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all of the Securities to be redeemed on that date.

Section 3.6. Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered. Each Guarantor shall execute the Notation of Guarantee relating to such Security, if any.

ARTICLE IV.

COVENANTS

Section 4.1. Payment of Principal and Interest.

The Issuers covenant and agree for the benefit of the Holders of each Series of Securities that they will duly and punctually pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture; provided that the Issuers may withhold from payments of interest and upon redemption, pursuant to Article 3, if applicable, on maturity or otherwise, any amount the Issuers are required to withhold by law.

Section 4.2. SEC Reports.

The Partnership shall deliver to the Trustee (or make accessible on its website) within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Partnership is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Partnership also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.3. Compliance Certificate.

The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Partnership, an Officers’ Certificate stating that a review of the activities of the Issuers and the Subsidiaries of the Partnership during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and any Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers and any Guarantor have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge).

The Partnership will, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers and any Guarantor are taking or propose to take with respect thereto.

Section 4.4. Stay, Extension and Usury Laws.

The Issuers and any Guarantor covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Issuers and any Guarantor (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.5. Existence.

Subject to Article V, the Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the corporate, partnership or other existence of each Significant Subsidiary in accordance with the respective organizational documents of each Significant Subsidiary and the rights (charter and statutory), licenses and franchises of the Partnership and each Significant Subsidiary; provided, however, that the Partnership shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Significant Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Partnership and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders. This Section shall not prohibit the Partnership from converting into a different form of legal entity.

ARTICLE V.

SUCCESSORS

Section 5.1. When Issuers May Merge, Etc.

An Issuer may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any person (a “successor Issuer person”) unless:

(a) either (i) the Issuer is the surviving entity or (ii) the successor Issuer person (if other than the Issuer) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction;

(b) the successor Issuer person (if any) expressly assumes all of the obligations of the Issuer under the Securities and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(c) immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(d) the Issuer or the successor Issuer person has delivered to the Trustee prior to the consummation of the transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the transaction and any supplemental indenture comply with this Indenture.

Notwithstanding the above, any Subsidiary of the Partnership may consolidate with, merge into or transfer all or part of its properties to the Partnership. Neither an Officers’ Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.

Section 5.2. Successor Issuer Person Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets, of an Issuer in accordance with Section 5.1, the successor Issuer person formed by such consolidation or into or with which an Issuer is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Issuer person has been named as an Issuer herein; provided, however, that the predecessor Issuer in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Securities.

Section 5.3. When a Guarantor May Merge, Etc.

A Guarantor may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any person (a “successor Guarantor person”) unless:

(a) either (i) such Guarantor is the surviving entity or (ii) the successor Guarantor person (if other than the Guarantor) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction;

(b) the successor Guarantor person (if any) expressly assumes all of the obligations of the Guarantor under the Guarantee and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(c) immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture;

(d) if such Guarantor is not the successor Guarantor person, then each other Guarantor, if any, unless it has become the successor Guarantor person, shall confirm that its Guarantee shall continue to apply to the obligations under the Guarantee and this Indenture to the same extent as prior to such merger, conveyance, transfer or lease, as applicable; and

(e) the Guarantor has delivered to the Trustee prior to the consummation of the transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the transaction and any supplemental indenture comply with this Indenture.

Notwithstanding the above, any Subsidiary of a Guarantor may consolidate with, merge into or transfer all or part of its properties to such Guarantor. Neither an Officers’ Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.

Section 5.4. Successor Guarantor Person Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets, of a Guarantor in accordance with Section 5.3, the successor Guarantor person formed by such consolidation or into or with which such Guarantor is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such successor Guarantor person has been named as the Guarantor herein; provided, however, that the predecessor Guarantor in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Guarantee.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.1. Events of Default.

“Event of Default,” wherever used herein with respect to the Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officers’ Certificate it is provided that such Series shall not have the benefit of said Event of Default:

(a) default in the payment of any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is irrevocably deposited by the Issuers with the Trustee or with a Paying Agent prior to the expiration of such period of 30 days);

(b) default in the payment of the principal of any Security of that Series at its Maturity;

(c) default in the deposit of any sinking fund payment, when and as due in respect of any Security of that Series;

(d) default in the performance or breach of any covenant or warranty of the Issuers or any Guarantor in this Indenture (other than a covenant or warranty that has been included in this Indenture solely for the benefit of the Series of Securities other than that Series), which default continues uncured for a period of 60 days after there has been given, by registered or certified mail, to (i) the Issuers or, if applicable, any Guarantor by the Trustee, or (ii) the Issuers or, if applicable, any Guarantor and the Trustee by the Holders of not less than a majority in principal amount of the outstanding Securities of that Series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e) either of the Issuers or any of the Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) generally is unable to pay its debts as the same become due;

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against either of the Issuers or any of the Significant Subsidiaries in an involuntary case,

(ii) appoints a Custodian of either of the Issuers or any of the Significant Subsidiaries or for all or substantially all of its property, or

(iii) orders the liquidation of either of the Issuers or any of the Significant Subsidiaries,

and the order or decree remains unstayed and in effect for 60 days;

(g) any other Event of Default provided with respect to the Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate; or

(h) if a Series of Securities is entitled to the benefits of a Guarantee by any Guarantor, the Guarantee of any such Guarantor ceases to be in full force and effect with respect to the Securities of that Series (except as otherwise provided in this Indenture) or is declared null and void in a judicial proceeding, or any such Guarantor denies or disaffirms its obligations under this Indenture or such Guarantee.

The term “Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(e) or (f)), then in every such case the Trustee or the Holders of not less than a majority in principal amount of the outstanding Securities of that Series may declare the principal amount (or, if any

Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) of and accrued and unpaid interest, if any, on all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Issuers and any Guarantors (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.1(e) or (f) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Issuers, any Guarantor and the Trustee, may rescind and annul such declaration and its consequences, including any related payment default that resulted from such acceleration, if all Events of Default with respect to the Securities of that Series, other than the non-payment of the principal and interest, if any, of the Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuers and any Guarantor covenant that if:

(a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days,

(b) default is made in the payment of principal of any Security at the Maturity thereof, or

(c) default is made in the deposit of any sinking fund payment when and as due by the terms of any Security,

then the Issuers and any Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuers and any Guarantor fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers, any Guarantor or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Issuers, any Guarantor or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers, any Guarantor or any other obligor upon the Securities or the property of the Issuers, any Guarantor or such other obligor or their respective creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the

Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.6. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 7.7;

Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third: To the Issuers or the Guarantors.

Section 6.7. Limitation on Proceedings.

No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

(b) the Holders of a majority in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders of the applicable Series.

Section 6.8. Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12. Control by Holders.

The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture,

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Trustee Officer, determine that the proceeding so directed would involve the Trustee in personal liability.

Section 6.13. Waiver of Past Defaults.

The Holders of a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default in (a) the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each outstanding Security of such Series affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Issuers, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE VII.

TRUSTEE

Section 7.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officers’ Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of paragraph (b) of this Section.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Trustee Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section.

(e) The Trustee may refuse to perform any duty or exercise any right or power at the request or direction of any Holder unless it receives indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers and any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(h) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections, immunities and standard of care as are set forth in paragraphs (a), (b) and (c) of this Section with respect to the Trustee.

Section 7.2. Rights of Trustee.

(a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Unless otherwise specified herein, before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence or bad faith.

(e) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without negligence and in good faith and in reliance thereon.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Trustee Officer has actual knowledge thereof, or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office and such notice references the Securities and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

(j) The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.3. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers, any Guarantor or any of their respective Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4. Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers’ use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

Section 7.5. Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to a Responsible Trustee Officer, the Trustee shall mail to each Securityholder of the Securities of that Series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Trustee Officer has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Trustee Officers in good faith determines that withholding the notice is in the interests of the Securityholders of that Series.

Section 7.6. Reports by Trustee to Holders.

Within 60 days after May 15 in each year, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA Section 313.

A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each stock exchange on which the Securities of that Series are listed. The Issuers shall promptly notify the Trustee when the Securities of any Series are listed on any stock exchange.

Section 7.7. Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time such compensation for its services as the Issuers and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Issuers shall indemnify each of the Trustee and any predecessor Trustee (including the cost of defending itself) against any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Issuers and any Guarantor promptly of any claim for which it may seek indemnity; provided, however, that failure to give such notice shall not relieve the Issuers of their obligations under this Section 7.7 except to the extent that the Issuers suffer actual prejudice as a result of such failure. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through negligence or bad faith.

To secure the Issuers’ payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on the particular Securities of that Series.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.8. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Securities of one or more Series by so notifying the Issuers and any Guarantor at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee, the Issuers and any Guarantor. The Issuers may remove the Trustee with respect to the Securities of one or more Series if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, any Guarantor or the Holders of at least 10% in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee with respect to the Securities of any one or more Series fails to comply with Section 7.10, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, the Issuers and any Guarantor. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series. Notwithstanding replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.7 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.9. Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

Section 7.11. Preferential Collection of Claims Against Issuers or Guarantor.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE VIII.

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1. Satisfaction and Discharge of Indenture.

This Indenture shall upon issuance of an Issuer Order cease to be of further effect (except as hereinafter provided in this Section 8.1), and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either

(i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation

(1) have become due and payable,

(2) will become due and payable at their Stated Maturity within one year,

(3) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, or

(4) are deemed paid and discharged pursuant to Section 8.3, as applicable;

and the Issuers or a Guarantor, in the case of (1), (2) or (3) above, have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

(b) the Issuers or any Guarantor have paid or caused to be paid all other sums payable hereunder by the Issuers; and

(c) the Issuers have delivered to the Trustee an Officers’ Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, together with an Opinion of Counsel to the same effect.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers and any Guarantor, respectively, to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.4, 2.7, 2.8, 8.1, 8.2 and 8.5, shall survive.

If the Partnership exercises the satisfaction and discharge provisions in compliance with this Indenture with respect to Securities of a particular Series that are entitled to the benefit of the Guarantee of any Guarantor, the Guarantee will terminate with respect to that series of Securities.

Section 8.2. Application of Trust Funds; Indemnification.

(a) Subject to the provisions of Section 8.5, all money deposited with the Trustee pursuant to Section 8.1, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 8.3 or 8.4.

(b) The Issuers and any Guarantor shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Section 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any that are payable by or on behalf of Holders.

(c) The Trustee shall deliver or pay to the Issuers or any Guarantor from time to time upon an Issuer Request any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Section 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under this Indenture.

Section 8.3. Legal Defeasance of Securities of any Series.

Unless this Section 8.3 is otherwise specified, pursuant to Section 2.2.20, to be inapplicable to Securities of any Series, the Issuers shall be deemed to have paid and discharged the entire indebtedness on all of the outstanding Securities of such Series on the 91st day after the date of the deposit referred to in clause (d), the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect and any Guarantee will terminate with respect to that Series of Securities (and the Trustee, at the expense of the Issuers, shall, upon an Issuer Request, execute proper instruments acknowledging the same), except as to:

(a) the rights of Holders of Securities of such Series to receive, from the trust funds described in clause (d), (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

(b) the provisions of Sections 2.4, 2.7, 2.8, 8.2, 8.3 and 8.5; and

(c) the rights, powers, trust and immunities of the Trustee hereunder;

provided that the following conditions shall have been satisfied:

(d) the Issuers or any Guarantor shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments (except as provided in Section 8.2(c)) specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund or payments in respect of all of the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;

(e) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which an Issuer is a party or by which it is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit related to other indebtedness of the Issuers or any Subsidiary of the Partnership) and the granting of liens to secure such borrowings);

(f) no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(g) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(h) the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of the Securities of such Series over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers;

(i) such deposit shall not result in the trust arising from such deposit constituting an investment company (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and

(j) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

Section 8.4. Covenant Defeasance.

Unless this Section is otherwise specified pursuant to Section 2.2.20 to be inapplicable to the Securities of any Series, on and after the 91st day after the date of the deposit referred to in clause (a), the Issuers and any Guarantor may omit to comply with respect to the Securities of any Series with any term, provision or condition set forth under Sections 4.2, 4.3, 4.4, 4.5, 5.1 and 5.3 as well as any additional covenants specified in a supplemental indenture for such particular Series of Securities or a Board Resolution or an Officers’ Certificate delivered pursuant to Section 2.2.20 (and the failure to comply with any such covenants shall not constitute a Default or an Event of Default with respect to such Series under Section 6.1) and the occurrence of any event specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.2.20 and designated as an Event of Default shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:

(a) With reference to this Section, the Issuers or the Guarantors have irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;

(b) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which an Issuer or any Guarantor is a party or by which it is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit related to other indebtedness of the Issuers or any Subsidiary of the Partnership) and the granting of liens to secure such borrowings);

(c) No Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit related to other indebtedness of the Issuers, any Guarantor, or any Subsidiary of the Partnership or any Guarantor) and the granting of liens to secure such borrowings);

(d) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(e) the Issuers shall have delivered to the Trustee an Officers’ Certificate stating the deposit was not made by the Issuers with the intent of preferring the Holders of the Securities of such Series over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers; and

(f) The Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the covenant defeasance contemplated by this Section have been complied with.

Section 8.5. Repayment to Issuers.

The Trustee and the Paying Agent shall pay to the Issuers or any Guarantor upon the Issuers’ request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, the Securityholders entitled to the money must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.6. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.1, 8.3 or 8.4, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1, 8.3 or 8.4, as the case may be, until such time as the Trustee or the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.1, 8.3 or 8.4, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Securities because of reinstatement of its obligations, the Issuers shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.

ARTICLE IX.

AMENDMENTS AND WAIVERS

Section 9.1. Without Consent of Holders.

The Issuers, any Guarantor and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Securityholder:

(a) to cure any ambiguity, defect or inconsistency;

(b) to comply with Article V;

(c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d) to make any change that does not adversely affect the rights of any Securityholder;

(e) to provide for the issuance of and establish the form and terms and conditions of the Securities of any Series as permitted by this Indenture;

(f) to conform the text of this Indenture or the Securities to any provision of the description thereof set forth in a prospectus, to the extent that such provision in the prospectus was intended to be a verbatim recitation of a provision of this Indenture or the Securities;

(g) to add Guarantors with respect to any or all of the Securities or to secure any or all of the Securities or the Guarantee;

(h) to add additional obligors under this Indenture and the Securities;

(i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(j) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

(k) to reflect the release of any Guarantor in accordance with Article XII.

Section 9.2. With Consent of Holders.

The Issuers, any Guarantor and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series. Except as provided in Section 6.13, the Holders of a majority in principal amount of the outstanding Securities of any Series and any related Guarantee by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Issuers or any Guarantor with any provision of this Indenture or the Securities with respect to such Series.

It shall not be necessary for the consent of the Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Securities affected thereby a notice briefly describing the supplemental indenture or waiver. Any failure by the Issuers to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.3. Limitations.

Without the consent of each Securityholder affected, an amendment or waiver may not:

(a) reduce the principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the rate of or extend the time for payment of interest (including default interest) on any Security;

(c) reduce the principal or change the Stated Maturity of any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(d) reduce the principal amount of the Discount Securities payable upon acceleration of the maturity thereof;

(e) waive a Default or Event of Default in the payment of the principal of or interest, if any, on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of a majority in principal amount of the outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

(f) make the principal of or interest, if any, on any Security payable in any currency other than that stated in the Security;

(g) make any change in Section 6.8 or 6.13 or this clause (g);

(h) waive a redemption payment with respect to any Security; or

(i) if the Securities of that Series are entitled to the benefit of the Guarantee, release any Guarantor of such Series other than as provided in this Indenture or modify the Guarantee in any manner adverse to the Holders.

Section 9.4. Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.5. Revocation and Effect of Consents.

Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (h) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 9.6. Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Issuers in exchange for the Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver. Each Guarantor with respect to such Series shall execute the Notation of Guarantee relating to such Security, if any.

Section 9.7. Trustee Protected.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate both complying with Section 10.4 stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

ARTICLE X.

MISCELLANEOUS

Section 10.1. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 10.2. Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the other, or by a Holder to the Issuers, any Guarantor or the Trustee, is duly given if in writing and delivered in person, transmitted by facsimile or mailed by first-class mail:

if to the Issuers or any Guarantor:

Oxford Resource Partners, LP

41 South High Street

Suite 3450

Columbus, Ohio 43215

Attention:     Chief Legal Officer

Telephone:    (614) 643-0332

Facsimile:     (614) 754-7100

if to the Trustee:

Wells Fargo Bank, National Association

Corporate Trust Department

707 Wilshire Blvd. 17th Floor

Los Angeles, California 90017

Attention: Madeliena J. Hall

Telephone:   (213) 614-2588

Facsimile:    (213) 614-3355

The Issuers, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it. If a notice or communication is delivered in person, by courier, telexed or by facsimile transmission (with confirmation of receipt) within the time prescribed, it is duly given.

If the Issuers or any Guarantor mail a notice or communication to Securityholders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 10.3. Communication by Holders with Other Holders.

The Securityholders of any Series may communicate pursuant to TIA Section 312(b) with the other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 10.4. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Guarantor shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.5. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.6. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of the Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7. Legal Holidays.

Unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture for a particular Series, a “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.8. No Recourse Against Others.

A director, officer, employee or unitholder (past or present), as such, of the general partner of the Partnership, Finance Corp or any Guarantor, as applicable, or the general partners themselves and their Affiliates, shall not have any liability for any obligations of the Issuers and the Guarantors under the Securities, any related Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

Section 10.9. Counterparts; Facsimile or PDF Transmission Signatures.

This Indenture may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto sent by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

Section 10.10. Governing Laws.

THIS INDENTURE, THE SECURITIES AND THE GUARANTEE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE GUARANTEE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 10.11. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, any Guarantor or a Subsidiary of the Partnership, or any Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.12. Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.13. Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.14. Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.15. Securities in a Foreign Currency.

Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate delivered pursuant to Section 2.2 with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of the Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding the Securities of any Series which are denominated in a coin or currency other than Dollars, then the principal amount of the Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate at such time. For purposes of this Section, “Market Exchange Rate” shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York, as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency in question or such other quotations as the Trustee, upon consultation with the Issuers and the Guarantors, shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of the Securities of a Series denominated in currency other than Dollars in connection with any action taken by the Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon the Issuers and all of the Holders.

Section 10.16. Judgment Currency.

The Issuers agree, to the fullest extent that they may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in New York City the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in New York City the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in New York City on which banking institutions are authorized or required by law, regulation or executive order to close.

Section 10.17. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 10.18. Waiver of Jury Trial.

EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 10.19. U.S.A. Patriot Act.

The parties hereto acknowledge that, in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereto agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE XI.

SINKING FUNDS

Section 11.1. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of the Security of such Series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment” and any other amount provided for by the terms of the Securities of such Series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of the Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.2. Each sinking fund payment shall be applied to the redemption of the Securities of any Series as provided for by the terms of the Securities of such Series.

Section 11.2. Satisfaction of Sinking Fund Payments with Securities.

The Issuers or any Guarantor may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities, (1) deliver the outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit the Securities of such Series to which such sinking fund payment is applicable and which have been repurchased by the Issuers or any Guarantor or redeemed either at the election of the Issuers pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officers’ Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting the Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If, as a result of the delivery or credit of the Securities in lieu of cash payments pursuant to this Section, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call the Securities of such Series for redemption, except upon receipt of an Issuer Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of an Issuer Order pay over and deliver to the Issuers any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Issuers to the Trustee of the Securities of that Series purchased by the Issuers having an unpaid principal amount equal to the cash payment required to be released to the Issuers.

Section 11.3. Redemption of Securities for Sinking Fund.

Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture or Officers’ Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Issuers will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of the Securities of that Series pursuant to Section 11.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Issuers shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution, Officers’ Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 3.3. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.

ARTICLE XII.

SUBORDINATION OF SECURITIES

Section 12.1. Agreement of Subordination.

The Issuers and any Guarantor covenant and agree, and each Holder of Securities and any related Guarantee issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities and any related Guarantee shall be issued subject to the provisions of this Article; and each Person holding any Security or any related Guarantee, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and interest on all Securities (including, but not limited to, the redemption price with respect to the Securities called for redemption in accordance with Article III as provided in this Indenture) issued hereunder, and any payment in respect of any related Guarantee, shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article shall prevent the occurrence of any default or Event of Default hereunder.

Section 12.2. Payments to Holders.

No payment shall be made with respect to the principal of, or premium, if any, or interest on the Securities (including, but not limited to, the redemption price with respect to the Securities to be called for redemption in accordance with Article III as provided in this Indenture), or any payment in respect of any related Guarantee, except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 12.5, if:

(i) a default in the payment of principal, premium, interest, rent or other obligations due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace as to such default, in the event of such default continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

(ii) a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from a Representative or the Issuers.

If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal, premium, if any, and interest on the Securities, and any payment in respect of any related Guarantee, that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

The Issuers may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

(1) the date upon which the default is cured or waived or ceases to exist, or

(2) in the case of a default referred to in clause (ii) above, 179 days pass after notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by the Issuers or any Guarantor, or distribution of assets of the Issuers or any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Issuers or any Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the principal of, or premium, if any, or interest on the Securities or with respect to any related Guarantee (except payments made pursuant to Article VI from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Issuers or any Guarantor or bankruptcy, insolvency, receivership or other proceeding, any payment by the Issuers or any Guarantor, or distribution of assets of the Issuers or any Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Securities and any related Guarantee or the Trustee would be entitled, except for the provision of this Article, shall (except as aforesaid) be paid by the Issuers or any Guarantor by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities and any related Guarantee or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution or provision therefor is made to the Holders of the Securities or to the Trustee.

For purposes of this Article, the words, “cash, property or securities” shall not be deemed to include units representing limited partner interests in the Partnership or shares of common stock in the Finance Corp. or the Capital Stock of any Guarantor as reorganized or readjusted, or securities of the Issuers, any Guarantor or any other entity provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new entity, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness (other than leases which are not assumed by the Issuers or the new entity, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of an Issuer or any Guarantor with, or the merger of an Issuer or any Guarantor into, another entity or the liquidation or dissolution of an

Issuer or any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another entity upon the terms and conditions provided for in Article V shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other entity shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article V.

In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, or premium, if any, or interest on the Securities (including, but not limited to, the redemption price with respect to the Securities called for redemption in accordance with Article III as provided in this Indenture), or in respect of any related Guarantee, except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 12.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Issuers and any Guarantor shall promptly notify holders of Senior Indebtedness of the acceleration at the address set forth in the notice from the Agent (or successor agent) to the Trustee as being the address to which the Trustee should send its notice pursuant to this Section, unless there are no payment obligations of the Issuers thereunder and all obligations thereunder to extend credit have been terminated or expired.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Issuers or any Guarantor of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities and any related Guarantee before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Issuers, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

Nothing in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7. This Section shall be subject to the further provisions of Section 12.5.

Section 12.3. Subrogation of Securities.

Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Securities and any related Guarantee shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Issuers which by its express terms is subordinated to other indebtedness of the Issuers to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuers applicable to the Senior Indebtedness until the principal, premium, if any, and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payment pursuant to the provisions of this Article, to or for the benefit of the holders of the Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Issuers, their creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Issuers to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article, which would otherwise have been paid to the holders of the Senior Indebtedness, shall be deemed to be a payment by the Issuers to or for the account of the Securities or any related Guarantee. It is understood that the provisions of this Article are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities and any related Guarantee, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among an Issuer and such Issuer’s creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Issuers and any Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities and any payment in respect of any related Guarantee as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Issuers other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Securities and any related Guarantee from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of the Senior Indebtedness in respect of cash, property or securities of the Issuers received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Issuers or any Guarantor referred to in this Article, the Trustee, subject to the provisions of Section 7.1, and the Holders of the Securities and any related Guarantee shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities and any related Guarantee, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuers, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article.

Section 12.4. Authorization to Effect Subordination.

Each Holder of a Security and any related Guarantee by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.3 at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities and any related Guarantee.

Section 12.5. Notice to Trustee.

The Issuers shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Issuers which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities and any related Guarantee pursuant to the provisions of this Article, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Issuers (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.1, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Security or any payment with respect to a related Guarantee) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

Notwithstanding anything in this Article to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Section 8.1, and any such payment shall not be subject to the provisions of Section 12.1 or 12.2.

The Trustee, subject to the provisions of Section 7.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

Section 12.6. Trustee’s Relation to Senior Indebtedness.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 7.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 7.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Issuers or any other person, money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

Section 12.7. No Impairment of Subordination.

No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuers or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 12.8. Article Applicable to Paying Agents.

If at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 12.5 shall not apply to an Issuer, any Guarantor or any Affiliate of the Issuers or any Guarantor if it or such Affiliate acts as Paying Agent.

Section 12.9. Senior Indebtedness Entitled to Rely.

The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

ARTICLE XIII.

GUARANTEE

Section 13.1. Unconditional Guarantee.

(a) Notwithstanding any provision of this Article to the contrary, the provisions of this Article shall be applicable only to, and inure solely to the benefit of, the Securities of any Series designated, pursuant to Section 2.2.23, as entitled to the benefits of the Guarantee of each Guarantor identified in such designation and that has executed a Notation of Guarantee with respect to such Series.

(b) For value received, each Guarantor hereby jointly and severally, fully, unconditionally and absolutely guarantees (the “Guarantee”) to the Holders and to the Trustee the due and punctual payment of the principal of and interest on each Series of Securities for which such Guarantor has executed a Notation of Guarantee with respect to such Series and all other amounts due and payable under this Indenture and the Securities of such Series by the Partnership, when and as such principal and interest shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of such Securities and this Indenture, subject to the limitations set forth in Section 13.3.

(c) Failing payment when due of any amount guaranteed pursuant to the Guarantee, for whatever reason, each of the Guarantors will be jointly and severally obligated to pay the same immediately. Each of the Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Securities, the Guarantee (including the Guarantee of any other Guarantor) or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against either Issuer or any other Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of any of the Guarantors. Each Guarantor hereby agrees that, in the event of a default in payment of the principal of or interest on the Securities entitled to the Guarantee of such Guarantor, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.7, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Guarantor to enforce the Guarantee without first proceeding against the Issuers or any other Guarantor.

(d) Each Guarantor hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of either Issuer or any of the Guarantors, and all demands whatsoever and (ii) acknowledges that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it. Each Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by any person to the Guarantee is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of either Issuer or any of the Guarantors, the Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e) Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Issuers in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Securities entitled to the Guarantee of such Guarantor and the Guarantee shall have been paid in full or discharged.

Section 13.2. Execution and Delivery of Notation of Guarantee.

To evidence the Guarantee of a Guarantor of a Series of Securities, a Notation of Guarantee, executed by either manual or facsimile signature of an Officer of such Guarantor, shall be affixed on each Security entitled to the benefits of the Guarantee of such Guarantor. If any Officer of any Guarantor whose signature is on a Notation of Guarantee no longer holds that office at the time the Trustee authenticates a Security to which such Notation of Guarantee is affixed or at any time thereafter, the Guarantee of such Security shall be valid nevertheless. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee relating to such Security set forth in this Indenture on behalf of the Guarantor.

Section 13.3. Limitation on Guarantors’ Liability.

Each Guarantor by its acceptance hereof and each Holder of a Security entitled to the benefits of the Guarantee hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to the Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, each Holder of a Security entitled to the benefits of the Guarantee and each Guarantor hereby irrevocably agrees that the obligations of each Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under the Guarantee, not result in the obligations of such Guarantor under the Guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 13.4. Release of Guarantors from Guarantee.

(a) Notwithstanding any other provisions of this Indenture, the Guarantee of any Guarantor may be released upon the terms and subject to the conditions set forth in Section 8.1 and 8.3 and in this Section. Provided that no Default shall have occurred and shall be continuing under this Indenture, the Guarantee incurred by a Guarantor pursuant to this Article shall be unconditionally released and discharged (i) automatically upon (A) any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not an Affiliate of the Partnership, of all of the Partnership’s direct or indirect equity interests in such Guarantor (provided such sale, exchange or transfer is not prohibited by this Indenture) or (B) the merger of such Guarantor into an Issuer or any other Guarantor or the liquidation and dissolution of such

Guarantor (in each case to the extent not prohibited by this Indenture) or (ii) with respect to any Series of Securities, upon the occurrence of any other condition set forth in the Board Resolution, the supplemental indenture or the Officers’ Certificate establishing the terms of such Series.

(b) Upon receipt of a written request of the Issuers accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that any Guarantor is entitled to release from the Guarantee in accordance with the provisions of this Indenture, the Trustee shall deliver an appropriate instrument evidencing the release of such Guarantor from the Guarantee. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Securities entitled to the benefits of the Guarantee as provided in this Indenture, subject to the limitations of Section 13.3.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

OXFORD RESOURCE PARTNERS, LP
By:	OXFORD RESOURCES GP, LLC, its general partner

By:
Name:
Title:

OXFORD RESOURCE FINANCE CORPORATION

By:
Name:
Title:

[ ], as a Guarantor

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

SIGNATURE PAGE TO INDENTURE

EXHIBIT A

[FORM OF]

NOTATION OF GUARANTEE

Each Guarantor signing below has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture to which this notation is affixed and subject to the provisions in such Indenture, the due and punctual payment of the principal of and interest on the Securities to which this notation is affixed and all other amounts due and payable under such Indenture and such Securities by OXFORD RESOURCE PARTNERS, LP and OXFORD RESOURCE FINANCE CORPORATION.

The obligations of such Guarantor to the Holders of such Securities and to the Trustee pursuant to the Guarantee and such Indenture are expressly set forth in Article XII of such Indenture and reference is hereby made to such Indenture for the precise terms of the Guarantee.

[NAME OF GUARANTOR(S)]
By:
Name:
Its: